                                                              EXHIBIT 16(a)

April 5, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K of Panhandle Eastern Pipe Line Company dated March 29, 1999.



Yours truly,

/s/ Deloitte & Touche L.L.P.